March 18, 2026 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Abacus Global Management, Inc.
File No. 001-39403
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Abacus Global Management, Inc. dated March 18, 2026, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP